Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Camelot Entertainment Group, Inc. (the Company”) on Form 10-Q for the period ending September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof, we, Robert P. Atwell and Steven  Istock, Chief Executive Officer and Chief Financial Officer, respectively, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.           The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 22, 2010

/s/ Robert P. Atwell
Robert P. Atwell,
Chief Executive Officer and President

Date: November 22, 2010

/s/ Steven  Istock
Steven  Istock,
Chief Financial Officer